As filed with the Securities and Exchange Commission on May 28, 1998
                           Registration No. 333-00920
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              ROSS TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                        5316 Highway 290 West, Suite 500
                                  Austin, Texas
                    (Address of Principal Executive Offices)

                                   74-2507960
                                (I.R.S. Employer
                             Identification Number)

                                      78735
                                   (Zip Code)

                            ------------------------

               Stock Option and Restricted Stock Purchase Plan 3.0
                            (Full title of the Plan)
                            -------------------------


                              JACK W. SIMPSON, SR.
                      President and Chief Executive Officer
                              ROSS Technology, Inc.
                        5316 Highway 290 West, Suite 500
                               Austin, Texas 78735
                                 (512) 436-2000

                      (Name, address including zip code and
                     telephone number, including area code,
                       of registrants' agent for service)
                                   Copies to:
                              ANDREW W. GROSS, ESQ.
                               Irell & Manella LLP
                       1800 Avenue of the Stars, Suite 900
                              Los Angeles, CA 90067
                                 (310) 277-1010



                                       CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                            Proposed Maximum     Proposed Maximum
         Title of Securities                Amount           Offering Price         Aggregate           Amount of
          to be Registered            to be Registered(1)     Per Unit(2)       Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------------

      Common Stock, par value         2,465,000 shares          $0.19               $468,350              $138
        $0.01 per share
========================================================================================================================


(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's Stock Option and Restricted Stock Purchase Plan 3.0 also relates to an aggregate of 877,054 shares initially registered under this Registration Statement and an aggregate of 1,925,451 shares registered pursuant to Amendment No. 1 to this Registration Statement. In addition, pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant's Common Stock on The Nasdaq Stock Market's National Market on May 27, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     *Information required by Part I to be contained in the Section 10(a) prospectus (the "Prospectus") is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any of the documents constituting the Prospectus, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Written requests should be directed to: Francis S. (Kit) Webster III, Chief Financial Officer, ROSS Technology, Inc., 5316 Highway 290 West, Suite 500, Austin, Texas 78735. The Registrant's telephone number is (512) 436-2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents listed in (a), (b), (c), (d), (e), (f), (g) and (h) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act;

     (b) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed pursuant to Section 13 of the Exchange Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1997, filed pursuant to Section 13 of the Exchange Act (as amended by the Registrant's Quarterly Report on Form 10-Q/A filed pursuant to Section 13 of the Exchange Act on November 20, 1997);

     (d) The Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1997, filed pursuant to Section 13 of the Exchange Act;

     (e) The Registrant's Current Report on Form 8-K dated September 19, 1997 filed pursuant to Section 13 of the Exchange Act;

     (f) The Registrant's Current Report on Form 8-K dated September 30, 1997 filed pursuant to Section 13 of the Exchange Act;

     (g) The Registrant's Current Report on Form 8-K dated April 2, 1998 filed pursuant to Section 13 of the Exchange Act; and

     (h) The description of the Common Stock contained under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1, File No. 33-95878, originally filed with the Commission on August 21, 1995, including any amendment or report filed for the purpose of updating such description.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     As of the date of this Registration Statement, members of the firm Irell & Manella LLP owned an aggregate of approximately 15,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise (other than a suit by or in the right of the corporation). In any case, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Restated Certificate of Incorporation of the Registrant provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise, or was a director or officer of a corporation which was a predecessor  corporation  of the  Registrant  or of  another  enterprise  at the request of such predecessor corporation. The Restated Certificate of Incorporation of the Registrant also provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law, the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was an employee or agent of the Registrant, is or was serving at the request of the Registrant as an employee or agent of another corporation or enterprise, or was an employee or agent of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

     As permitted by the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Registrant contains provisions limiting the personal liability of the Registrant's directors for violations of their fiduciary duty. Such provisions eliminate each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions; or
(iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

               Not Applicable.

Item 8.  Exhibits.

     4.1 Stock Option and Restricted Stock Purchase Plan 3.0 (incorporated by reference to Registrant's definitive Proxy Statement dated July 18, 1997 for its 1997 Annual Meeting of Stockholders)

     4.2 Form of Incentive Stock Option Agreement for options granted during and after September 1995 through June 24, 1997 (incorporated by reference to Exhibit 10.25 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

     4.3 Form of Nonqualified Stock Option Agreement for options granted during and after September 1995 through June 24, 1997 (incorporated by reference to Exhibit 10.26 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

     4.4 Form of Incentive Stock Option Agreement for options granted from and after June 24, 1997 (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-00920)

     4.5 Form of Nonqualified Stock Option Agreement for options granted from and after June 24, 1997 (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-00920)

     4.6  Specimen of Common  Stock  Certificate  (incorporated  by reference to
          Exhibit 4.1 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

     4.7 Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

     4.8 Registrant's Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 1997)

     5 Opinion of Irell & Manella LLP as to the legality of the shares of Common Stock being registered

     23.1 Written Consent of KPMG Peat Marwick LLP

     23.2 Written Consent of Irell & Manella LLP (included in Exhibit 5)

Item 9.  Undertakings.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 28, 1998.


                             ROSS TECHNOLOGY, INC.,
                             a Delaware corporation


                           By: /s/Jack W.  Simpson, Sr.
                           ----------------------------------
                              Jack W. Simpson, Sr.
                              President & Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                                 Date
---------                        -------                               ------



/s/ Jack W.  Simpson, Sr.         Director, President               May 28, 1998
--------------------------         and Chief Executive Officer
Jack W. Simpson, Sr.

/s/ Francis S. (Kit) Webster III  Chief Financial Officer           May 28, 1998
--------------------------         and Secretary
Francis S. (Kit) Webster III

/s/ Carter L.  Godwin             Chief Accounting Officer          May 28, 1998
--------------------------         and Corporate Controller
Carter L. Godwin

/s/ Ryusuke Hoshikawa             Director                          May 28, 1998
--------------------------
Ryusuke Hoshikawa

/s/ Fred T. May                   Director                          May 28, 1998
--------------------------
Fred T. May

/s/ Masahiro Saida                Director                          May 28, 1998
--------------------------
Masahiro Saida

/s/ Yasushi Tajiri                Director                          May 28, 1998
--------------------------
Yasushi Tajiri

/s/ Edward F/ Thompson            Director                          May 28, 1998
--------------------------
Edward F. Thompson

/s/ Seiichi Yoshikawa             Director                          May 28, 1998
--------------------------
Seiichi Yoshikawa

                                  EXHIBIT INDEX
                                  -------------


 Exhibit
 Number                      Description
 --------                   --------------

    4.1 Stock Option and Restricted Stock Purchase Plan 3.0 (incorporated by reference to Registrant's definitive Proxy Statement dated July 18, 1997 for its 1997 Annual Meeting of Stockholders)

    4.2 Form of Incentive Stock Option Agreement for options granted during and after September 1995 through June 24, 1997 (incorporated by reference to Exhibit 10.25 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

    4.3 Form of Nonqualified Stock Option Agreement for options granted during and after September 1995 through June 24, 1997 (incorporated by reference to Exhibit 10.26 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

    4.4 Form of Incentive Stock Option Agreement for options granted from and after June 24, 1997 (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-00920)

    4.5 Form of Nonqualified Stock Option Agreement for options granted from and after June 24, 1997 (incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-00920)

    4.6 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, File No. 33-95878)

    4.7  Registrant's Restated Certificate of Incorporation  (incorporated
         by  reference  to  Exhibit  3.1  to   Registrant's   Registration
         Statement on Form S-1, File No. 33-95878)

    4.8  Registrant's   Restated  Bylaws  (incorporated  by  reference  to
         Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 1997)

    5 Opinion of Irell & Manella LLP as to the legality of the shares of Common Stock being registered

    23.1 Written Consent of KPMG Peat Marwick LLP

    23.2 Written Consent of Irell & Manella LLP (included in Exhibit 5)

                                      -i-